                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY                                       JURISDICTION
-----------                                      ------------


APOGENT DEUTSCHLAND GMBH                          Germany
  Gerhard Menzel GmbH                             Germany
  Gerhard Menzel Glasbearbeitungswerk GmbH
    & Co. KG                                      Germany
  Microm International GmbH                       Germany
  Nunc GmbH & Co. KG                              Germany
  Nunc Verwaltungs GmbH                           Germany
  Scherf Prazision Europa GmbH                    Germany
APOGENT FOREIGN SALES CORPORATION                 Barbados
APOGENT U.K. LIMITED                              England
  Electrothermal Engineering Ltd.                 England
  Nalge (Europe) Limited                          England
  Robbins Scientific (Europe) Limited             England
BARNSTEAD THERMOLYNE CORPORATION                  Delaware
  BT Canada Holdings Inc.                         Delaware
    Barnstead Thermolyne ULC                      Nova Scotia
  Lab-Line Instruments, Inc.                      Delaware
ERIE SCIENTIFIC COMPANY                           Delaware
  Apogent Finance Company                         Delaware
  Applied Biotech, Inc.                           California
  Chase Scientific Glass, Inc.                    Wisconsin
  Erie Electroverre SA                            Switzerland
  Erie Scientific Company of Puerto Rico          Delaware
  Erie Scientific Hungary Kft.                    Hungary
  Erie UK Holding Company                         Delaware
    Erie U.K. Limited                             England
     Advanced Biotechnologies Limited             England
      Abgene Limited                              England
      Advanced Bioenzymes Limited                 England
      Advanced Bioplastics Limited                England
      Advanced Bioseparations Limited             England
     BioRobotics Group Limited                    England
      BioRobotics Limited                         England
     Genevac Limited                              England
  Erie-Watala Glass Company Limited               Hong Kong
  Ever Ready Thermometer Co., Inc.                Wisconsin
  Microgenics Corporation                         Delaware
    Consolidated Technologies, Inc.               Wisconsin
    Microgenics Diagnostic Pty. Limited           Australia
    Microgenics GmbH                              Germany
  NERL Diagnostics Corporation                    Wisconsin

    Owl Separation Systems, Inc.                  Wisconsin
  The Naugatuck Glass Company                     Connecticut
    Vacuum Process Technology, Inc.               Delaware
  Remel Inc.                                      Wisconsin
  Richard-Allan Scientific Company                Wisconsin
    Lab Vision Corporation                        California
     Lab Vision U.K. Limited                      England
    Microm Laborgerate SL                         Spain
  Samco Scientific Corporation                    Delaware
MEXOSERV COMPANY                                  Delaware
NALGE NUNC INTERNATIONAL CORPORATION              Delaware
  G&P Labware Holdings Inc.                       Delaware
  Matrix Technologies Corporation                 Delaware
    BioRobotics, Inc.                             Massachusetts
    Matrix Technologies Corporation Limited       England
  Molecular BioProducts, Inc.                     California
    Labomex MBP, S. de R.L. de C.V.               Mexico
  Nalge Nunc International, KK                    Japan
  National Scientific Company                     Wisconsin
  Robbins Scientific Corporation                  California
    Genevac Inc.                                  New York
NUNC U.K. LIMITED                                 England
  Apogent Holdings A/S                            Denmark
    NNI Biotech AB                                Sweden
    Nunc A/S                                      Denmark
SYBRON TRANSITION CORP.                           Delaware

                                       2